EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2021 Results

Record Revenue Growth & Earnings in FY21
Balance Sheet & Liquidity Continue to Improve and Remain Strong
Board Authorizes New $75 Million Share Repurchase Program

HOUSTON, Dec. 16, 2021 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2021. The Company also announced that its Board of Directors (the “Board) has authorized a new $75 million share repurchase program to return capital to shareholders.

The Company reported the following selected financial results:

QUANEX BUILDING PRODUCTS CORPORATION
Q4 2021 Earnings Release
	Three Months Ended October 31,		Twelve Months Ended October 31,
($ in millions, except per share data)	2021	2020	2021	2020
Net Sales	$291.8	$255.4	$1,072.1	$851.6
Gross Margin	$65.0	$66.2	$240.6	$192.8
Gross Margin %	22.3%	25.9%	22.4%	22.6%
Net Income	$20.9	$22.2	$57.0	$38.5
Diluted EPS	$0.62	$0.68	$1.70	$1.17

Adjusted Net Income	$20.8	$22.0	$58.6	$40.7
Adjusted Diluted EPS	$0.62	$0.67	$1.75	$1.24
Adjusted EBITDA	$37.3	$39.4	$126.8	$104.5
Adjusted EBITDA Margin %	12.8%	15.4%	11.8%	12.3%

Cash Provided by Operating Activities	$31.2	$53.2	$78.6	$100.8
Free Cash Flow	$23.2	$48.2	$54.6	$75.1

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “Demand for the products we manufacture remained strong throughout our fiscal year and that continues today. Despite challenges related to the supply chain and inflation, we reported record revenue growth and record earnings for the year.

“Our liquidity position has improved meaningfully over the past year, and our balance sheet is strong. We were able to pay down $65 million of bank debt in fiscal 2021, and we are very close to being net debt free. We are focused on closing the valuation gap that currently exists between us and our peers. As such, the Board has authorized a new $75 million share repurchase program, which reflects our strong balance sheet, commitment to returning capital to shareholders and overall confidence in the ability of the Company to continue to grow and create value for shareholders over time.”   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Fourth Quarter and Fiscal 2021 Results Summary

Quanex reported net sales growth of 14.2% and 25.9% during the three months and twelve months ended October 31, 2021, respectively. The increases were mostly due to improved demand across all product lines and operating segments combined with higher prices primarily related to the pass through of raw material cost inflation. More specifically, for the fourth quarter and full year, the Company posted net sales growth of 10.1% and 19.6%, respectively, in its North American Fenestration segment, 15.9% and 17.1%, respectively, in its North American Cabinet Components segment and 17.6% and 45.6%, respectively, in its European Fenestration segment, excluding the foreign exchange impact. As a reminder, both of the Company’s manufacturing facilities in the U.K. were shut down in late March of 2020 and did not resume operations until mid-to-late May last year.   (See Sales Analysis table for additional information)

The decrease in earnings for the three months ended October 31, 2021 was driven by inflationary pressures and supply chain challenges. The increase in earnings for the twelve months ended October 31, 2021 was largely due to higher volumes, improved operating leverage and better pricing. This increase was somewhat offset by higher raw material costs and an increase in selling, general and administrative expenses.

Balance Sheet & Liquidity Update

As of October 31, 2021, Quanex had total debt of $53.5 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.1x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $322.6 million as of October 31, 2021, consisting of $40.1 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $60 million share repurchase program in September of 2018, which is now complete. Repurchases under this program were made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 247,003 shares of common stock for approximately $5.4 million at an average price of $22.03 per share during the three months ended October 31, 2021.

Quanex’s Board recently authorized a new $75 million share repurchase program. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors.

Outlook

George Wilson, President and Chief Executive Officer, stated, “Demand remains strong, but ongoing supply chain disruptions continue to create day-to-day operational challenges and ultimately reduce our visibility in the near-term.  Based on current fundamentals, trends, and recent conversations with our customers, we are taking a measured approach to 2022 guidance. As such, we believe it would be premature to give guidance at this time. However, we feel confident in our ability to realize margin expansion on a consolidated basis in fiscal 2022, second half weighted, and we remain cautiously optimistic for the year. We intend to re-visit guidance when we report earnings for the first quarter of 2022.”

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, December 17, 2021, at 11:00 a.m. ET (10:00 a.m. CT).   To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 7040256, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through December 24, 2021. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 7040256.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.   In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.   Actual results or events may differ materially from this release.   For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2021	2020	2021	2020

Net sales	$291,768	$255,405	$1,072,149	$851,573
Cost of sales	226,818	189,164	831,541	658,750
Selling, general and administrative	27,668	26,889	115,967	89,707
Restructuring charges	-	145	39	622
Depreciation and amortization	10,189	11,378	42,732	47,229
Operating income	27,093	27,829	81,870	55,265
Interest expense	(542)	(935)	(2,530)	(5,245)
Other, net	109	164	754	280
Income before income taxes	26,660	27,058	80,094	50,300
Income tax expense	(5,762)	(4,906)	(23,114)	(11,804)
Net income	$20,898	$22,152	$56,980	$38,496

Earnings per common share, basic	$0.63	$0.68	$1.72	$1.18
Earnings per common share, diluted	$0.62	$0.68	$1.70	$1.17

Weighted average common shares outstanding:
Basic	33,191	32,608	33,193	32,689
Diluted	33,454	32,811	33,495	32,821

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,061	$51,621
Accounts receivable, net	108,309	88,287
Inventories, net	92,529	61,181
Prepaid and other current assets	8,148	6,217
Total current assets	249,047	207,306
Property, plant and equipment, net	178,630	184,104
Operating lease right-of-use assets	52,708	51,824
Goodwill	149,205	146,154
Intangible assets, net	82,410	93,068
Other assets	5,323	9,129
Total assets	$717,323	$691,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$86,765	$77,335
Accrued liabilities	56,156	38,289
Income taxes payable	6,038	6,465
Current maturities of long-term debt	846	692
Current operating lease liabilities	8,196	7,459
Total current liabilities	158,001	130,240
Long-term debt	52,094	116,728
Noncurrent operating lease liabilities	45,367	44,873
Deferred pension and postretirement benefits	4,737	10,923
Deferred income taxes	21,965	19,116
Liabilities for uncertain tax positions	1,388	522
Other liabilities	13,989	13,424
Total liabilities	297,541	335,826
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	254,162	253,458
Retained earnings	259,718	213,517
Accumulated other comprehensive loss	(21,770)	(33,024)
Treasury stock at cost	(72,701)	(78,565)
Total stockholders’ equity	419,782	355,759
Total liabilities and stockholders' equity	$717,323	$691,585

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2021	2020
Operating activities:
Net income	$56,980	$38,496
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	42,732	47,229
Loss on the disposition of capital assets	3,039	-
Stock-based compensation	1,970	879
Deferred income tax	1,785	(189)
Other, net	2,126	1,689
Changes in assets and liabilities:
Increase in accounts receivable	(19,017)	(5,766)
(Increase) decrease in inventory	(31,382)	6,119
(Increase) decrease in other current assets	(1,817)	2,896
Increase in accounts payable	7,097	15,922
Increase (decrease) in accrued liabilities	16,212	(3,156)
(Decrease) increase in income taxes payable	(378)	237
Decrease in deferred pension and postretirement benefits	(708)	(2,775)
Increase (decrease) in other long-term liabilities	477	(236)
Other, net	(528)	(549)
Cash provided by operating activities	78,588	100,796
Investing activities:
Capital expenditures	(24,008)	(25,726)
Proceeds from disposition of capital assets	5,300	502
Cash used for investing activities	(18,708)	(25,224)
Financing activities:
Borrowings under credit facilities	-	114,500
Repayments of credit facility borrowings	(65,000)	(154,000)
Repayments of other long-term debt	(680)	(1,027)
Common stock dividends paid	(10,779)	(10,534)
Issuance of common stock	16,272	3,626
Payroll tax paid to settle shares forfeited upon vesting of stock	(492)	(454)
Purchase of treasury stock	(11,182)	(7,233)
Cash used for financing activities	(71,861)	(55,122)
Effect of exchange rate changes on cash and cash equivalents	421	303
(Decrease) increase in cash and cash equivalents	(11,560)	20,753
Cash and cash equivalents at beginning of period	51,621	30,868
Cash and cash equivalents at end of period	$40,061	$51,621

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2021	2020	2021	2020
Cash provided by operating activities	$31,153	$53,235	$78,588	$100,796
Capital expenditures	(8,002)	(5,053)	(24,008)	(25,726)
Free Cash Flow	$23,151	$48,182	$54,580	$75,070

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of October 31,
	2021	2020
Revolving Credit Facility	$38,000	$103,000
Finance Lease Obligations	15,537	15,321
Total Debt (1)	53,537	118,321
Less: Cash and cash equivalents	40,061	51,621
Net Debt	$13,476	$66,700

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	October 31, 2021			October 31, 2020			October 31, 2021			October 31, 2020
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$ 20,898	$ 0.62		$ 22,152	$ 0.68		$ 56,980	$ 1.70		$ 38,496	$ 1.17
Net Income reconciling items from below	(51)	-		(168)	(0.01)		1,609	0.05		2,218	0.07
Adjusted net income and adjusted EPS	$ 20,847	$ 0.62		$ 21,984	$ 0.67		$ 58,589	$ 1.75		$ 40,714	$ 1.24

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2021			Three Months Ended October 31, 2020			Twelve Months Ended October 31, 2021			Twleve Months Ended October 31, 2020
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$ 20,898			$ 22,152			$ 56,980			$ 38,496
Income tax expense	5,762			4,906			23,114			11,804
Other, net	(109)			(164)			(754)			(280)
Interest expense	542			935			2,530			5,245
Depreciation and amortization	10,189			11,378			42,732			47,229
EBITDA	37,282			39,207			124,602			102,494
EBITDA reconciling items from below	-			145			2,160			2,020
Adjusted EBITDA	$ 37,282			$ 39,352			$ 126,762			$ 104,514

Reconciling Items	Three Months Ended October 31, 2021			Three Months Ended October 31, 2020			Twelve Months Ended October 31, 2021			Twleve Months Ended October 31, 2020
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$ 291,768	$ -		$ 255,405	$ -		$ 1,072,149	$ -		$ 851,573	$ -
Cost of sales	226,818	-		189,164	-		831,541	(307)	(1)	658,750	-
Selling, general and administrative	27,668	-		26,889	-		115,967	(1,814)	(2)	89,707	(1,398)	(2)
Restructuring charges	-	-		145	(145)	(3)	39	(39)	(3)	622	(622)	(3)
EBITDA	37,282	-		39,207	145		124,602	2,160		102,494	2,020
Depreciation and amortization	10,189	-		11,378	-		42,732	-		47,229	(968)	(4)
Operating income	27,093	-		27,829	145		81,870	2,160		55,265	2,988
Interest expense	(542)	-		(935)	-		(2,530)	-		(5,245)	-
Other, net	109	(63)	(5)	164	(333)	(5)	754	98	(5)	280	57	(5)
Income before income taxes	26,660	(63)		27,058	(188)		80,094	2,258		50,300	3,045
Income tax expense	(5,762)	12	(6)	(4,906)	20	(6)	(23,114)	(649)	(6)	(11,804)	(827)	(6)
Net income	$ 20,898	$ (51)		$ 22,152	$ (168)		$ 56,980	$ 1,609		$ 38,496	$ 2,218

Diluted earnings per share	$ 0.62			$ 0.68			$ 1.70			$ 1.17

(1) Loss on damage to a plant caused by flooding of $0.3 million for the twelve months ended October 31, 2021.
(2) Loss on a sale of a plant of $1.8 million in the twelve months ended October 31, 2021 and executive severance charges of $1.3 million in the twelve months ended October 31, 2020.
(3) Restructuring charges related to the closure of manufacturing plant facilities.
(4) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(5) Foreign currency transaction (gains) losses.
(6) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2021
Net sales	$156,255	$69,737	$66,583	$(807)	$291,768
Cost of sales	122,078	49,402	55,718	(380)	226,818
Gross Margin	34,177	20,335	10,865	(427)	64,950
Gross Margin %	21.9%	29.2%	16.3%		22.3%
Selling, general and administrative	14,015	8,335	5,456	(138)	27,668
Depreciation and amortization	4,202	2,602	3,298	87	10,189
Operating income (loss)	15,960	9,398	2,111	(376)	27,093
Depreciation and amortization	4,202	2,602	3,298	87	10,189
EBITDA	20,162	12,000	5,409	(289)	37,282
Adjusted EBITDA	$20,162	$12,000	$5,409	$(289)	$37,282
Adjusted EBITDA Margin %	12.9%	17.2%	8.1%		12.8%

Three months ended October 31, 2020
Net sales	$141,983	$56,823	$57,465	$(866)	$255,405
Cost of sales	105,323	36,725	47,546	(430)	189,164
Gross Margin	36,660	20,098	9,919	(436)	66,241
Gross Margin %	25.8%	35.4%	17.3%		25.9%
Selling, general and administrative	12,883	6,739	5,270	1,997	26,889
Restructuring charges	67	-	78	-	145
Depreciation and amortization	5,243	2,423	3,593	119	11,378
Operating income (loss)	18,467	10,936	978	(2,552)	27,829
Depreciation and amortization	5,243	2,423	3,593	119	11,378
EBITDA	23,710	13,359	4,571	(2,433)	39,207
Restructuring charges	67	-	78	-	145
Adjusted EBITDA	$23,777	$13,359	$4,649	$(2,433)	$39,352
Adjusted EBITDA Margin %	16.7%	23.5%	8.1%		15.4%

Twelve months ended October 31, 2021
Net sales	$578,332	$251,599	$246,075	$(3,857)	$1,072,149
Cost of sales	450,356	172,033	211,088	(1,936)	831,541
Gross Margin	127,976	79,566	34,987	(1,921)	240,608
Gross Margin %	22.1%	31.6%	14.2%		22.4%
Selling, general and administrative	52,959	29,894	20,828	12,286	115,967
Restructuring charges	39	-	-	-	39
Depreciation and amortization	18,730	10,373	13,263	366	42,732
Operating income (loss)	56,248	39,299	896	(14,573)	81,870
Depreciation and amortization	18,730	10,373	13,263	366	42,732
EBITDA	74,978	49,672	14,159	(14,207)	124,602
Loss on the damage of a plant	-	307	-	-	307
Loss on sale of plant	375	-	-	1,439	1,814
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$75,392	$49,979	$14,159	$(12,768)	$126,762
Adjusted EBITDA Margin %	13.0%	19.9%	5.8%		11.8%

Twelve months ended October 31, 2020
Net sales	$483,415	$161,054	$210,099	$(2,995)	$851,573
Cost of sales	371,811	108,781	179,804	(1,646)	658,750
Gross Margin	111,604	52,273	30,295	(1,349)	192,823
Gross Margin %	23.1%	32.5%	14.4%		22.6%
Selling, general and administrative	47,845	22,729	18,738	395	89,707
Restructuring charges	295	-	327	-	622
Depreciation and amortization	23,555	9,468	13,732	474	47,229
Operating income (loss)	39,909	20,076	(2,502)	(2,218)	55,265
Depreciation and amortization	23,555	9,468	13,732	474	47,229
EBITDA	63,464	29,544	11,230	(1,744)	102,494
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	295	-	327	-	622
Adjusted EBITDA	$63,759	$29,544	$11,557	$(346)	$104,514
Adjusted EBITDA Margin %	13.2%	18.3%	5.5%		12.3%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020

NA Fenestration:
United States - fenestration	$137,825	$125,522	$507,634	$427,616
International - fenestration	8,854	9,301	34,610	28,585
United States - non-fenestration	6,991	5,500	24,534	19,279
International - non-fenestration	2,585	1,660	11,554	7,935
	$156,255	$141,983	$578,332	$483,415
EU Fenestration (1):
International - fenestration	$52,439	$46,699	$199,511	$134,432
International - non-fenestration	17,298	10,124	52,088	26,622
	$69,737	$56,823	$251,599	$161,054
NA Cabinet Components:
United States - fenestration	$3,615	$3,381	$13,326	$11,842
United States - non-fenestration	62,251	53,641	230,559	196,479
International - non-fenestration	717	443	2,190	1,778
	$66,583	$57,465	$246,075	$210,099
Unallocated Corporate & Other:
Eliminations	$(807)	$(866)	$(3,857)	$(2,995)
	$(807)	$(866)	$(3,857)	$(2,995)

Net Sales	$291,768	$255,405	$1,072,149	$851,573

(1) Reflects increase of $2.5 million and $11.8 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2021, respectively.